POWER OF ATTORNEY

                              IVEDA SOLUTIONS, INC.

         1. Designation of Attorneys-in-Fact. The undersigned hereby designates each of Gary J. Kocher, Daniel A. Brown, and Rumei Mistry, individuals with full power of substitution, as my attorney-in-fact to act for me and in my name, place and stead, and on my behalf in connection with the matters set forth in
Item 2 below.

         2. Powers of Attorney-in-Fact. Each attorney-in-fact, as fiduciary, shall have the authority to sign all such U.S. Securities and Exchange Commission ("SEC") reports, forms, and other filings, specifically including, but not limited to, Forms 3, 4, 5, and 144, as such attorney-in-fact deems necessary or desirable in connection with the satisfaction of my reporting obligations under the rules and regulations of the SEC.

         3. Effectiveness. This Power of Attorney shall become effective upon the execution of this document.

         4. Duration. This Power of Attorney shall remain in effect until revoked by me. This Power of Attorney shall not be affected by disability of the principal.

         5. Revocation. This Power of Attorney may be revoked in writing at any time by my giving written notice to the attorney-in-fact. If this Power of Attorney has been recorded, the written notice of revocation shall also be recorded.

         Date:  May 9, 2011.


                                                     /s/ David Ly
                                                     -------------------------
                                                     David Ly

STATE OF Arizona                    )

COUNTY OF Maricopa                  )

         SIGNED OR ATTESTED before me on May 9, 2011, by David H. Ly.


                                              /s/ Susana Santa Cruz
                                              ----------------------------------
                                              Signature of Notary Public
                                              Susana Santa Cruz
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(SEAL)                                        Typed Name of Notary Public
                                              Residing at:___________________
                                              My commission expires: 6/30/13